                                                                    EXHIBIT 10.1

                             AMENDMENT AGREEMENT NO. 2

                            MORAN TRANSPORTATION COMPANY


    This AMENDMENT AGREEMENT No. 2 (this "Amendment"), is made as of June 4, 1997, among Moran Transportation Company ("Moran"), each of its Restricted Subsidiaries (collectively with Moran, the "Borrowers"), BankBoston, N.A. (f/k/a The First National Bank of Boston), such other lenders that are or may become parties to the Credit Agreement referred to below (each, a "Bank" and, collectively, the "Banks") and BankBoston, N.A., as agent for the Banks (the "Agent").

    WHEREAS, the Borrowers, the Banks and the Agent are parties to that certain Revolving Credit Agreement, dated as of July 11, 1994, (as amended, restated, modified and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks, upon certain terms and conditions, have agreed to make Revolving Credit Loans to the Borrowers; and

    WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreement;

    NOW THEREFORE, the parties hereto hereby agree as follows:

    SECTION 1. DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

    SECTION 2.     AMENDMENTS TO THE CREDIT AGREEMENT.

(a) Section 1.1 of the Credit Agreement is here by amended by adding the following new definitions thereto in the correct alphabetical sequence:

    CONSOLIDATED EBITDA. For any Person and for any fiscal period, anamount equal to the sum of (a) Earnings Before Interest and Taxes for such Person and its consolidated Restricted Subsidiaries for such period, plus (b) depreciation and amortization for such Persons for such period, in each case determined on a consolidated basis for such Persons in accordance with generally accepted accounting principles.

    CONSOLIDATED FUNDED INDEBTEDNESS. For any Person and s of any date of determination, all Indebtedness of such Person and its consolidated Restricted Subsidiaries for borrowed money, the deferred purchase price of assets and Capitalized Leases.
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    (b)  Section 1. 1 of the Credit Agreement is hereby amended by deleting the definition of "Revolving Credit Loan Maturity Date" set forth therein in its entirety, and substituting in lieu thereof the following new definition:

    REVOLVING CREDIT LOAN MATURITY DATE.  July 11, 2000.

    (c) Section 2.2 of the Credit Agreement is hereby amended by deleting the text "three quarters of one percent (3/4%)" occurring in the fourth line thereof and substituting in lieu thereof the text: "three-eighths of one percent (3/8%)".

    (d) Section 2.5(a)(ii) of the Credit Agreement is hereby amended by deleting the text "two and one quarter percent (2-1/4%)" occurring in the third and fourth lines thereof, and substituting in lieu thereof the text: "one and three quarters percent (1-3/4%)".

    (e) Section 4.6 of the Credit Agreement is hereby amended by deleting the text "2-1/4%" occurring in the third line thereof, and substituting in lieu thereof the text: "one and three-quarters percent (1-3/4%)".

    (f) Section 10 of the Credit Agreement is hereby amended by adding the following new section thereto:

    Section 10.2 MAXIMUM LEVERAGE RATIO. The Borrowers will not permit the ratio of Consolidated Funded Indebtedness of Moran and its Restricted Subsidiaries to Consolidated EBITDA of Moran and its Restricted Subsidiaries, as measured at the end of each fiscal quarter of Moran for the period of the four immediately preceding fiscal quarters, to be greater than 6.00: 1.

    (g)  Exhibit E to the Credit Agreement is hereby amended by deleting such exhibit in its entirety, and substituting in lieu thereof Exhibit E attached hereto.

    Section 3. AFFIRMATION OF THE BORROWERS. The Borrowers hereby affirm their joint and several, absolute and unconditional promise to pay to the Banks the Revolving Credit loans and all other amounts due under the Credit Agreement, as amended hereby, and the other Loan Documents. The Borrowers hereby represent, warrant and confirm that the Obligations, as amended hereby, are and remain secured pursuant to the Security Documents.

    Section 4. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby jointly and severally represent and warrant to the Banks as follows:

    (a) The execution and delivery by the Borrowers of this Amendment and all other instruments and agreements required to be executed and delivered by the

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Borrowers in connection with the transactions contemplated hereby or referred to herein (collectively, the "Amendment Documents"), and the performance by the Borrowers of their obligations and agreements under the Amendment Documents and the Credit Agreement as amended hereby, are within the corporate authority of each of the Borrowers, have been authorized by all necessary corporate proceedings on behalf of each such Person, and do not and will not contravene any provision of law or any of such Person's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon any such Persons.

    (b) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

    (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrowers of the Amendment Documents or the Credit Agreement as amended hereby, or the consummation by the Borrowers of the transactions contemplated hereby and thereby or referred to herein.

    (d) The representations and warranties contained in Section 7 of the Credit Agreement were correct at and as of the date made and are also correct at and as of the date hereof, with the same effect as if made at and as of the date hereof (except to the extent of changes (i) resulting from transactions contemplated or permitted by the Credit Agreement, as amended hereby, and the other Loan Documents or (ii) occurring in the ordinary course of business that singly or in the aggregate would not have a materially adverse effect on the business or financial condition of Moran and its Restricted Subsidiaries on a consolidated basis, or to the extent that such representations and warranties relate expressly to an earlier date or have been waived by the Banks).

    (e) As of the date here of there exists no Default or Event of Default or condition which, with either or both the giving of notice or the lapse of time, would result in a Default or an Event of Default, both before and after giving effect to the Amendment Documents.

    SECTION 5. EFFECTIVENESS. This Amendment shall become effective as of the date here of upon the satisfaction, on or prior to June 13, 1997, of each of the conditions precedent set forth in this Section 5.

    (a) DELIVERY. The Borrowers, the Banks and the Agent shall have executed and delivered this Amendment.

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    (b)  PROCEEDINGS AND DOCUMENTS.  All proceedings in connection with the transactions contemplated by this Amendment and all documents incident thereto shall be reasonably satisfactory in substance and form to the Agent and its counsel, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

    (c) CLOSING FEE. The Borrowers shall have paid to the Agent, for the pro rata accounts of the Banks, a closing fee equal to $25,000.

    (d) COMMERCIAL FINANCE EXAMINATION. The Agent shall have received a commercial finance examination of the Borrower's Accounts Receivable and inventory and such commercial finance examination shall be satisfactory to the Agent in all respects.

    (e) FINANCIAL CONDITION. No material adverse change, in the judgment of the Banks, shall have occurred in the financial condition, business or prospects of the Borrowers since the most recent financial statements provided to the Banks pursuant to Section 8.4 of the Credit Agreement.

    SECTION 6. MISCELLANEOUS PROVISIONS.

    (a) Except as otherwise expressly provided by this Amendment, an of the terms, conditions and provisions of the Credit Agreement (including without limitation the affirmative covenants of the Borrowers contained in Section 8 of the Credit Agreement, the negative covenants of the Borrowers contained in
Section 9 of the Credit Agreement and the financial covenants of the Borrowers contained in Section 10 of the Credit Agreement) shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

    (b) This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the internal laws of The Commonwealth of Massachusetts.

    (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

    (d) The Borrowers hereby agree to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including without limitation reasonable legal fees and expenses, and the costs of a commercial finance examination and, inventory appraisal).

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    IN WITNESS WHEREOF, the parties hereto have executed his Amendment as of the date first written above.


                        MORAN TRANSPORTATION COMPANY
                        MORAN TOWING CORPORATION
                        CURTIS BAY TOWING COMPANY OF
                                       PENNSYLVANIA
                        CURTIS BAY TOWING COMPANY OF
                                       VIRGINIA
                        FLORIDA TOWING COMPANY
                        JAKOBSON SHIPYARD,INC.
                        MORAN BARGE CORP.
                        MORAN SHIPYARD CORPORATION
                        MORAN TOWING OF TEXAS INC.


                        By:  /s/  Malcolm W. MacLeod
                             President


                        MORAN TOWING OF DELAWARE, INC.  MORAN
                        BULK CORPORATION
                        HAMPTON ROADS LAND COMPANY,INC.  MORAN
                        INSURANCE COMPANY LIMITED PORTSMOUTH
                        NAVIGATION
                                  CORPORATION


                        By:       /s/ Jeffrey J. McAulay
                             Vice President - Moran Bulk
                             Vice President - Moran Towing Delaware, Inc.
                             Vice President of Hampton Roads
                                   Lands Company, Inc.
                             Chairman and President of Moran
                                  Insurance Company Limited
                             Vice President of Portsmouth
                                  Navigation Corporation


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                        MORAN SERVICES CORPORATION
                        PETROLEUM TRANSPORT CORPORATION
                        SEABOARD BARGE CORPORATION


                        By:      /s/ William P. Muller
                        Title:   President

                        BANKBOSTON, N.A. (F/K/A THE FIRST NATIONAL BANK OF BOSTON), INDIVIDUALLY AND AS AGENT


                        By:  /s/ Victor Garcia
                        Title: Vice President

                                                                       EXHIBIT E
                                                                       ---------

                                      FORM OF
                               COMPLIANCE CERTIFICATE
                                ----------------------

                                        [Date]

To the Banks Party to the
Credit Agreement Referred to Below
c/o BankBoston, N.A., (f/k/a The First
National Bank of Boston), as Agent
100 Federal Street
Boston, Massachusetts 02110
Attn: Transportation Division

Ladies and Gentlemen:

    Reference is made to the Revolving Credit Agreement, dated as of July 11, 1994 (as amended and in effect from time to time, the "Credit Agreement"), by and among Moran Transportation Company ("Moran") and the other Borrowers named therein (the "Borrowers"), BankBoston, N.A. (f/k/a The First National Bank of Boston), such other lenders that are or may become parties thereto from time to time (collectively, the "Banks") and BankBoston, N.A. (f(k/a The First National Bank of Boston) as agent for the Banks (the "Agent"). Capitalized terms used herein without definition and which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

    Pursuant to Section 8.4(d) of the Credit Agreement, Moran, by the undersigned officers of Moran (who have reviewed the Loan Documents), hereby certifies to each of you, on behalf of itself and each of the other Borrowers, as follows: (a) the information furnished in the calculations attached hereto was true and correct as of the last day of the fiscal year] [quarter] next preceding the date of this certificate; (b) as of the date of this certificate, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except, in the case of quarterly statements, for provisions for footnotes and, in all cases, except as disclosed therein).

Compliance Certificate Worksheet


I.  SECTION 10.    OPERATING CASH FLOW TO DEBT SERVICE:
                   (calculated on a consolidated basis)

    A.   Earnings Before Interest and Taxes:               $
    B.   Plus: depreciation and amortization:              $
    C.   Less: cash taxes:                                 $

    D.   Operating Cash Flow
         (A+B+C):

    E.   Total Financial Obligations
         due FOR period:                                   $

    F.   Plus: Total Interest Expense:                     $

    G.   Total Debt Service (E+F):                         $

COMPUTED RATIO (D / G):

Minimum ratio required:                                    1.35:1.00

Excess (deficiency) in ratio

II. SECTION 10.2   MAXIMUM LEVERAGE RATIO:
            (calculated on a consolidated basis)

    A.   Consolidated Funded Indebtedness:                 $

    B.   Earnings Before Interest and Taxes:               $

    C.   Plus: depreciation and amortization:              $

    D.   Consolidated EBITDA (B+C):                        $

COMPUTED RATIO (A--.  D):

Maximum ratio permitted:                                   6.00:1

Excess (deficiency) in ratio:

    IN WITNESS THEREOF, each of the undersigned has executed this Compliance Certificate as of the date first written above.


                                            MORAN TRANSPORTATION COMPANY


                                            By:
                                            Name:
                                            Title:



                                            By:
                                            Name:
                                            Title: